                                                                       EXECUTION


                             ACS ENTERPRISES, INC.
                             ACS HOME SYSTEMS, INC.
                         APARTMENT CABLE SYSTEMS, INC.

                                LIMITED CONSENT
                              TO CREDIT AGREEMENT



         This LIMITED CONSENT TO CREDIT AGREEMENT (this "CONSENT") is dated as of April 26, 1995 and entered into by and among ACS ENTERPRISES, INC., a Pennsylvania corporation ("COMPANY"), ACS HOME SYSTEMS, INC., a Pennsylvania corporation ("HOME SYSTEMS") and APARTMENT CABLE SYSTEMS, INC., a Pennsylvania corporation ("APARTMENT CABLE"); each of Company, Home Systems and Apartment Cable being also referred to herein individually as a "BORROWER" and collectively as the "BORROWERS"), EACH OF THE OTHER CREDIT PARTIES LISTED ON THE SIGNATURE PAGES HEREOF, THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), and BANQUE PARIBAS ("BANQUE PARIBAS"), as agent for Lenders (in such capacity, "AGENT"), and is made with reference to that certain Credit Agreement dated as of November 9, 1993, as amended by that certain First Amendment to Credit Agreement dated as of August 24, 1994 and that certain Second Amendment to Credit Agreement (the "SECOND AMENDMENT") dated as of December 9, 1994 (as amended and currently in effect, the "CREDIT AGREEMENT"), by and among Borrowers, Lenders and Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.


                                    RECITALS

         WHEREAS, pursuant to the Second Amendment, Borrowers agreed that no more than $15,000,000 in Total Utilization of Revolving Loan Commitments would be available under the Credit Agreement unless and until the Borrowers could comply with the Specified Covenants, and that such $15,000,000 of availability would be conditioned on Borrowers' ability to comply with the covenants as amended by the Second Amendment, including the covenants set forth in subsection 6.19 of the Credit Agreement (the "LIMITED AVAILABILITY
COVENANTS") and the other conditions set forth in the Credit Agreement;

         WHEREAS, Borrowers have been unable to comply with either the Specified Covenants or the Limited Availability Covenants, but pursuant to waivers and consents granted by Lenders under the Credit Agreement prior to the date hereof, have been permitted to borrow, and currently have outstanding, $17,332,000 in Revolving Loans under the Credit Agreement;
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         WHEREAS, Borrowers have stated that they are still unable to comply with the Specified Covenants or with the Limited Availability Covenants and therefore will be unable to borrow under the Credit Agreement unless Lenders waive such covenants;

         WHEREAS, the Company has entered into that certain Agreement and Plan of Merger dated as of March 28, 1995 (the "MERGER AGREEMENT") with CAI Wireless Systems, Inc., a Connecticut corporation ("CAI") and CAI Transactions P, Inc., a Delaware corporation ("CAIP") pursuant to which CAIP proposes to merge with and into Company with Company as the surviving corporation (the "MERGER");

         WHEREAS, Borrowers have agreed to repay all outstanding Obligations and terminate the Credit Agreement and each of the other Loan Documents in accordance with their respective terms prior to, or concurrently with, the consummation of the Merger;

         WHEREAS, Borrowers currently have requested that they be permitted to borrow up to an additional $4,000,000 in Revolving Loans as set forth below without being required to comply with the Specified Covenants or the Limited Availability Covenants; and

         WHEREAS, given the inability of Borrowers to comply with the Specified Covenants and the Limited Availability Covenants, Lenders are willing to permit such borrowings solely in reliance upon the pending Merger and the resulting repayment of Obligations.

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:


                                   SECTION 1.
                         LIMITED CONSENT AND AGREEMENT

         The parties hereto agree as follows:

                 (i) Borrowers may borrow (i) up to an additional $2,000,000 in Revolving Loans after the Effective Date, (as defined below) and prior to May 29, 1995 and (ii) up to an additional $2,000,000 in Revolving Loans (such that the aggregate outstanding principal amount of Revolving Loans shall not in any event exceed $21,332,000), on or after the later of (a) May 29, 1995 or (b) the date on which the Stage I Closing (as defined in that certain Securities Purchase Agreement dated as of March 28, 1995 and related to the Merger Agreement, among CAI, BANX Partnership and the other parties named therein) shall have occurred, without being required to comply with the Specified Covenants or the Limited Availability Covenants as long as at the time of each such borrowing (i) no Event of Default or Potential Event of Default (other than as may result solely from non-compliance with the Specified Covenants and/or the Limited Availability Covenants) shall have occurred and be continuing and Borrowers shall have otherwise satisfied all conditions required as a condition to borrowing under the Credit Agreement and



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         material agreements related thereto shall be shall be in full force and effect and all parties thereto shall have complied with all terms thereof required to be complied with by such party as of such date, without giving effect to any waiver or modification of any such terms;

                 (ii) Other than as set forth above, Borrowers shall not be permitted to borrow any additional Revolving Loans under the Credit Agreement (including any reborrowing of any amounts repaid after the date hereof);

                 (iii) the termination or expiration of the Merger Agreement or any of the material agreements related thereto at any time and for any reason shall constitute an immediate Event of Default under the Credit Agreement and Agent and Lenders shall have all rights and remedies arising under the Credit Agreement and the other Loan Documents as a consequence of an Event of Default including, without limitation, the right to declare all Obligations immediately due and payable and to exercise all rights and remedies with respect to any or all of the Collateral; and

                 (iv) in order to induce Lenders to enter into this Consent, Borrowers hereby agree to release, waive or otherwise abandon any claim they or any of their respective Affiliates may have or hereafter may have against Agent, any Lender or any of their respective officers, directors, employees, agents, advisors or Affiliates, based on, arising out of, or relating to, any Event of Default or any other event or circumstance, or waiver or consent related thereto, in each case through the Effective Date, that has limited or otherwise restricted the availability of credit under the Credit Agreement, including, without limitation the requirement that Borrowers comply with the Specified Covenants and/or the Limited Availability Covenants as a condition to such availability and the agreements set forth in this Consent.


                                   SECTION 2.
                   BORROWERS' REPRESENTATIONS AND WARRANTIES

         In order to induce Lenders to enter into this Consent and to amend the Credit Agreement in the manner provided herein, each of the Credit Parties represents and warrants to each Lender that the following statements are true, correct and complete:

         A. POWER AND AUTHORITY. Each Credit Party has all requisite corporate or other power and authority to enter into this Consent and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as modified hereby.

         B. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Consent has been duly authorized by all necessary corporate or other power on the part of each Credit Party.




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         C.      NO CONFLICT.  The execution, delivery and performance of this
Consent by each of the Credit Parties does not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to any Credit Party or any of their respective Subsidiaries, the Certificate of Incorporation and Bylaws of any Credit Party or any of their respective Subsidiaries or any order, judgment or decree of any court or other agency of government binding on any Credit Party or any of their respective Subsidiaries,
(ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Credit Party or any of their respective Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Credit Party or any of their respective Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Credit Party or any of their respective Subsidiaries, except for such approvals or consents which will be obtained on or before the Effective Date and disclosed in writing to Lenders.

         D. GOVERNMENTAL CONSENTS. The execution and delivery and performance by each Credit Party of this Consent does not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

         E. BINDING OBLIGATION. This Consent has been duly executed and delivered by each Credit Party and this Consent and the Credit Agreement as modified hereby are the legally valid and binding obligations of each Credit Party which is a party thereto, enforceable against each such Credit Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         F.      INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT
AGREEMENT.   The representations and warranties contained in Section 4 of the
Credit Agreement are and will be true, correct and complete in all material respects on and as of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

         G. ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Consent that would constitute an Event of Default or a Potential Event of Default.





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                                   SECTION 3.
                          ACKNOWLEDGEMENT AND CONSENT

         Each of License Co., ACS Ohio, Inc., ACS California, Inc., ACS License Ohio, Inc., ACS License California, Inc., ACS License Pennsylvania, Inc., Valley Wireless Cable, Inc., Metrocable, Inc., Metropolitan Satellite Corp.
and Sonnenberg hereby consents to this Consent and agrees that each Loan Document to which it is a party shall continue in full force and effect and shall be valid and enforceable and shall not be impaired or affected by the execution of this Consent and is hereby ratified and confirmed.


                                   SECTION 4.
                                 MISCELLANEOUS

         A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                 (i) This Consent shall be limited expressly as written and except as specifically modified by this Consent, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                 (ii) The execution, delivery and performance of this Consent shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

         B. FEES AND EXPENSES. Borrowers acknowledge that all costs, fees and expenses as described in subsection 9.2 of the Credit Agreement incurred by Agent and its counsel with respect to this Consent and the documents and transactions contemplated hereby shall be for the account of Borrowers.

         C. HEADINGS. Section and subsection headings in this Consent are included herein for convenience of reference only and shall not constitute a part of this Consent for any other purpose or be given any substantive effect.

         D. APPLICABLE LAW. THIS CONSENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         E. COUNTERPARTS; EFFECTIVENESS. This Consent may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same document; signature pages may be detached from

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multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Consent shall become effective upon the execution of a counterpart hereof by Requisite Lenders, Borrowers, and each of the other Credit Parties and receipt by Borrowers and Agent of written or telephonic notification of such execution and authorization of delivery thereof (the date of such effectiveness being the "EFFECTIVE DATE".





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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                   BORROWERS:

                                            ACS ENTERPRISES, INC.,
                                            a Pennsylvania corporation


                                            By:   /s/  ALAN SONNENBERG
                                                -------------------------------
                                                  Name:   Alan Sonnenberg
                                                  Title:  Chairman/CEO


                                            ACS HOME SYSTEMS, INC.,
                                            a Pennsylvania corporation

                                            By:   /s/  ALAN SONNENBERG
                                                -------------------------------
                                                  Name:   Alan Sonnenberg
                                                  Title:  Chairman/CEO


                                            APARTMENT CABLE SYSTEMS, INC.,
                                            a Pennsylvania corporation

                                            By:   /s/  ALAN SONNENBERG
                                                -------------------------------
                                                  Name:   Alan Sonnenberg
                                                  Title:  Chairman/CEO






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                                   OTHER CREDIT PARTIES:

                                            ACS LICENSE, INC.,
                                            a Pennsylvania corporation

                                            By:   /s/  ALAN SONNENBERG
                                                -------------------------------
                                                  Name:   Alan Sonnenberg
                                                  Title:  Chairman/CEO


                                            ACS OHIO, INC.

                                            By:   /s/  ALAN SONNENBERG
                                                -------------------------------
                                                  Name:   Alan Sonnenberg
                                                  Title:  Chairman/CEO


                                            ACS CALIFORNIA, INC.

                                            By:   /s/  ALAN SONNENBERG
                                                -------------------------------
                                                  Name:   Alan Sonnenberg
                                                  Title:  Chairman/CEO


                                            ACS LICENSE OHIO, INC.

                                            By:   /s/  ALAN SONNENBERG
                                                -------------------------------
                                                  Name:   Alan Sonnenberg
                                                  Title:  Chairman/CEO


                                            ACS LICENSE CALIFORNIA, INC.

                                            By:   /s/  ALAN SONNENBERG
                                                -------------------------------
                                                  Name:   Alan Sonnenberg
                                                  Title:  Chairman/CEO






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                                            ACS LICENSE PENNSYLVANIA, INC.

                                            By:   /s/  ALAN SONNENBERG
                                                -------------------------------
                                                  Name:   Alan Sonnenberg
                                                  Title:  Chairman/CEO


                                            VALLEY WIRELESS CABLE, INC.

                                            By:   /s/  ALAN SONNENBERG
                                                -------------------------------
                                                  Name:   Alan Sonnenberg
                                                  Title:  Chairman/CEO


                                            METROCABLE, INC.

                                            By:   /s/  ALAN SONNENBERG
                                                -------------------------------
                                                  Name:   Alan Sonnenberg
                                                  Title:  Chairman/CEO


                                            METROPOLITAN SATELLITE CORP.

                                            By:   /s/  ALAN SONNENBERG
                                                -------------------------------
                                                  Name:   Alan Sonnenberg
                                                  Title:  Chairman/CEO


                                            ALAN SONNENBERG,
                                            as individual



                                                  /s/  ALAN SONNENBERG
                                            ---------------------------------
                                                      Alan Sonnenberg






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